Exhibit 99.4

November 9, 2023

ZEEKR Intelligent Technology Holding Limited

No. 1388 Minshan Road

Xinqi Street, Beilun District

Ningbo, Zhejiang

People’s Republic of China

+86 400-003-6036

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of ZEEKR Intelligent Technology Holding Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on November 9, 2023 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Stephen Brown Davis
Name: Stephen Brown Davis